Exhibit 21

Subsidiary List

Name	Jurisdiction
DNB First, National Association.............................................................................................................................	PA
DNB Capital Trust I...............................................................................................................................................	DE
DNB Capital Trust II.............................................................................................................................................	DE
DOWNCO, Inc....................................................................................................................................................	PA
DNB Financial Services, Inc. d/b/a DNB Investments & Insurance...................................................................................	PA
DN Acquisition Company, Inc.................................................................................................................................	PA